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                                                                  Exhibit 8

                    Letterhead of Kopesky & Welke, LLP



                                                          November 14, 1996
Dean Witter Reynolds Inc.
Two World Trade Center
New York, NY  10048

            Re:  Dean Witter Select Municipal Trust,
                  Insured California Series 60

Gentlemen:

            Pursuant to your request, we have reviewed the opinion included in the Prospectus for the captioned Series expressed by prior California counsel to the Sponsor regarding the California income and property tax status of the above-captioned Series of the Dean Witter Select Municipal Trust. We are of the opinion that such opinion, a copy of which is included in the Prospectus for the above-captioned Series, remains valid and that no change has occurred which would require a change to such opinion and you may rely on it in connection with the filing of a Post Effective Amendment to such Series.

            We consent to the use of our name under the caption "California Tax Status" in the Prospectus comprising a part of the above-captioned Post Effective Amendment and we consent to the filing of this opinion as an exhibit to said Post Effective Amendment.

                                          Very truly yours,


                                          Kopesky & Welke, LLP
                                          Kopesky & Welke, LLP






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                                                             Exhibit 23.1a.

                Letterhead of KENNY S&P EVALUATION SERVICES
                    A Division of J.J. Kenny Co., Inc.


                                                          November 14, 1996
Dean Witter Reynolds Inc.
Two World Trade Center
New York, NY  10048

                  Re:   Dean Witter Select Municipal Trust,
                        Insured California Series 60

Gentlemen:

            We have examined the post-effective Amendment to the Registration Statement File No. 33-48855 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

            In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

            You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                    Sincerely,



                                    Frank A. Ciccotto
                                    Frank A. Ciccotto
                                    Vice President




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                Letterhead of KENNY S&P EVALUATION SERVICES
                    A Division of J.J. Kenny Co., Inc.



                                                          November 14, 1996
Dean Witter Reynolds Inc.
Two World Trade Center
New York, NY  10048

                  Re:  Dean Witter Select Municipal Trust,
                        Long Term Portfolio Series 123

Gentlemen:

            We have examined the post-effective Amendment to the Registration Statement File No. 33-25184 for the above-captioned trust. We hereby acknowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Amendment of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

            In addition, we hereby confirm that the ratings indicated in the above-referenced Amendment to the Registration Statement for the respective bonds comprising the trust portfolio are the ratings currently indicated in our KENNYBASE database.

            You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                    Sincerely,



                                    Frank A. Ciccotto
                                    Frank A. Ciccotto
                                    Vice President

                                                       Exhibit 23.1b.











                      CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated November 5, 1996, accompanying the financial statements of the Dean Witter Select Municipal Trust Insured California Series 60 and Long Term Portfolio Series 123 included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.



DELOITTE & TOUCHE LLP




November 14, 1996
New York, New York







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                                                             Exhibit 23.1d.
             Letterhead of Standard & Poor's Ratings Services,
               A Division of The McGraw-Hill Companies, Inc.

                                                          November 14, 1996



Dean Witter Reynolds Inc.
Two World Trade Center
New York, New York  10048

                  Re:  Dean Witter Select Municipal Trust,
                        Insured California Series 60

            We have received the post-effective amendment to the registration statement SEC file number 33-48855 for the above captioned trust.

            Since the portfolio is composed solely of securities covered by bond insurance policies that insure against default in the payment of principal and interest on the securities for so long as they remain outstanding and such policies have been issued by one or more insurance companies which have been assigned "AAA" claims paying ability ratings by Standard & Poor's, we reaffirm the assignment of a "AAA" rating to the units of the trust and a "AAA" rating to the securities contained in the trust.

            You have permission to use the name of Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. and the above-assigned ratings in connection with your dissemination of information relating to these units, provided that it is understood that the ratings are not "market" ratings nor recommendations to buy, hold, or sell the units of the trust or the securities in the trust. Further, it should be understood that the rating on the units does not take into account the extent to which fund expenses or portfolio asset sales for less than the fund's purchase price will reduce payment to the unit holders of the interest and principal required to be paid on the portfolio assets. Standard & Poor's reserves the right to advise its own clients, subscribers, and


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                                    -2-



the public of the ratings. Standard & Poor's relies on the sponsor and its counsel, accountants, and other experts for the accuracy and completeness of the information submitted in connection with the ratings. Standard & Poor's does not independently verify the truth or accuracy of any such information.

            This letter evidences our consent to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the rating assigned to the units in the amendment referred to above. However, this letter should not be construed as a consent by us, within the meaning of Section 7 of the Securities Act of 1933, to the use of the name of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. in connection with the ratings assigned to the securities contained in the trust. You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

            We are pleased to have had the opportunity to be of service to you. If we can be of further help, please do not hesitate to call upon us.

                                          Sincerely,



                                          Sanford B. Bragg
                                          Sanford B. Bragg